2007 STOCK OPTION PLAN

For:

IMAGIN MOLECULAR CORPORATION

104 E. Chestnut Street, #315, Hinsdale, Illinois 60521

May 14, 2007

IMAGIN MOLECULAR CORPORATION

2007 STOCK OPTION PLAN

This stock option plan (the "Plan") is adopted in consideration of services rendered and to be rendered by key personnel to IMAGIN MOLECULARCORPORATION its subsidiaries and affiliates.

1.	DEFINITIONS.

The terms used in this Plan shall, unless otherwise indicated or required by the particular context, have the following meanings:

“Board”:   The Board of Directors of IMAGIN MOLECULARCORPORATION.

“Common Stock”: The U.S. $0.001 par value common stock of Imagin Molecular Corporation.

“Corporation”:  IMAGIN MOLECULARCORPORATION a corporation incorporated under the laws of the State of Delaware, U.S.A., and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the  property, assets or business of the Corporation.

“Date of Grant”:  The date on which an Option (see herein below) is granted under the Plan.

“Fair Market Value”: The Fair Market Value of the Option Shares.  Such Fair Market Value as of any date shall be reasonably determined by the Board;.

“Incentive Stock Option”: An Option as described in Section 9 herein below intended to qualify under section 422 of the United States Internal Revenue Code of 1986, as amended.

“Key Person”: A person designated by the Board upon whose judgment, initiative and efforts  the  Corporation  or a Related  Corporation  may rely,  who shall  include  any director,  officer,  employee or  consultant  of the  Corporation.

“Option”:  The rights granted to a Key Person to purchase Common Stock pursuant to the terms and conditions of an Option Agreement (see herein below).

“Option Agreement”:  The  written  agreement  (and any  amendment  or  supplement thereto)  between  the  Corporation  and a Key  Person  designating  the  terms  and conditions of an Option.

“Option Shares”:  The shares of Common Stock underlying an Option granted to a Key Person.

“Optionee”:  A Key Person who has been granted an Option.

“Related Corporation”: Any subsidiary or affiliate of the Corporation or of any subsidiary of the Corporation.  The determination of whether a corporation is a Related Corporation shall be made without regard to whether the entity or the relationship between the entity and the Corporation now exists or comes into existence hereafter.

2.	PURPOSE AND SCOPE.

(a)  The purpose of the Plan is to advance the  interests  of the Corporation and its stockholders by affording  Key Persons,  upon whose  judgment,  initiative  and efforts the Corporation may rely for the successful  conduct of their  businesses an opportunity for investment in the Corporation and the incentive  advantages inherent in stock ownership in the Corporation.

(b)  This Plan authorizes the Board to grant Options to purchase shares of Common Stock to Key Persons selected by the Board while considering criteria such as employment position or their relationship with the  Corporation, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Corporation, recommendations by supervisors and other matters.

3.	ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Board.  The Board shall have the authority granted to it under this section and under each other section of the Plan.

In accordance with and subject to the provisions of the Plan, the Board is hereby authorized to provide for the granting,  vesting,  exercise and method of exercise of any Options all on such terms (which may vary between Options and Optionees granted from time to time) as the Board shall determine.  In addition, and without limiting the generality of the foregoing, the Board shall select the Optionees and shall determine:  (i) the number of shares of Common Stock to be subject to each Option; (ii) the time at which each Option is to be granted; (iii) the purchase price for the Option Shares; (iv) the Option period; and (v) the manner in which the Option becomes exercisable or terminated.  In addition, the Board shall fix such other terms of each Option as it may deem necessary or desirable. The Board may determine the form of Option Agreement to evidence each Option.

The Board from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Corporation subject to the rules and policies of any exchange or over-the-counter market which is applicable to the Corporation.

The Board may from time to time make such changes in and additions to the Plan as it may  deem  proper,  subject  to the prior approval of any exchange or over-the-counter market which is applicable to the Corporation, and in the best interests of the Corporation; provided, however, that no such change or addition shall impair any Option previously granted under the Plan. If the shares are not listed on any exchange, then such approval is not necessary.

Each determination, interpretation or other action made or taken by the Board shall be final, conclusive and binding on all persons, including without limitation, the Corporation, the stockholders, directors, officers and employees of the Corporation and the Related Companies, and the Optionees and their respective successors in interest.

4.	THE COMMON STOCK.

As may be determined by the Board at a duly constituted meeting of the Board as set forth herein below, the Board is presently authorized to appropriate, grant Options, issue and sell for the purposes of the Plan, a total number of shares of the Corporation's Common Stock not to exceed 5,000,000 shares of Common Stock or other securities which in accordance with Section 10 shall be substituted for the shares or into which such shares shall be adjusted. Such shares may be authorized and unsecured shares or shares held in the Corporation’s treasury.

5.	ELIGIBILITY.

Options will be granted only to Key Persons. Key Persons may hold more than one Option under the Plan and may hold Options under the Plan and options granted pursuant to other plans or otherwise.

6.	OPTION PRICE AND NUMBER OF OPTION SHARES.

The Board shall, at the time an Option is granted under this Plan, fix and determine the exercise price at which Option Shares may be acquired upon the exercise of such Option; provided, however, that any such exercise price shall not be less than that, from time to time, permitted under the rules and policies of any exchange or over-the-counter market which is applicable to the Corporation.

The number of Option Shares that may be acquired under an Option granted to an Optionee under this Plan shall be determined by the Board as at the time the Option is granted; provided, however, that the aggregate number of Option Shares reserved for issuance to any one Optionee under this Plan, or any other plan of the Corporation, shall not exceed five percent (5%) of the total number of issued and outstanding Common Stock of the Corporation.

7.	DURATION, VESTING AND EXERCISE OF OPTIONS.

(a)  The option period shall commence on the Date of Grant and shall be up to five (5) years in length subject to the limitations in this Section 7 and the Option Agreement.

(b)  During the lifetime of the Optionee the Option shall be exercisable only by the Optionee.  Subject to the limitations in paragraph (a) hereinabove, any Option  held by an Optionee  at the time of his death may be exercised  by his estate within one year of his death or such longer period  as the Board may determine.

(c)  The Board may determine whether an Option shall be exercisable at any time during the option period as provided in paragraph (a) of this Section 7 or whether the Option shall be exercisable in installments or by vesting only. If the Board determines the latter it shall determine the number of installments or vesting provisions and the percentage of the Option exercisable at each installment or vesting date. In addition, all such installments or vesting shall be cumulative.  In this regard the Corporation will be subject, at all times, to any rules and policies of any exchange or over-the-counter  market which is applicable to the Corporation and respecting any such  required  installment  or vesting provisions for certain or all Optionees.

(d)  In the case of an Optionee who is a director or officer of the Corporation if, for any reason (other than death or removal by the Corporation or the Optionee ceases to serve in that position for either the Corporation or a Related Corporation. Any option held by the  Optionee at the time such position  ceases or terminates may, at the sole discretion of the Board, be exercised  within  up to 90  calendar  days  after the  effective  date that his position  ceases or  terminates (subject to the  limitations  at paragraph  (a)  hereinabove),  but only to the extent that the option was exercisable  according to its terms on the date the Optionee's  position  ceased or  terminated.  After such 90-day period any unexercised portion of an Option shall expire.

(e)  In the case of an Optionee who is an employee or consultant of the Corporation  if, for any reason (other than death or termination for cause by the Corporation),  the Optionee ceases to be employed by the Corporation,  any option held by the Optionee at the time his employment  ceases or terminates may, at the sole discretion of the Board,  be exercised  within up to 60 calendar days after  the  effective  date  that his  employment  ceased  or terminated  (that being up to 60 calendar days from the date that,  having  previously  provided to or  received  from the Corporation a notice of such  cessation or  termination,  as the case may be, the cessation or termination  becomes effective;  and subject to the limitations at paragraph (a)  hereinabove),  but only to the extent that the option was exercisable  according to its terms on the date the Optionee's  employment ceased or terminated.  After such 60-day period any unexercised portion of an Option shall expire.

(f)  In the case of an Optionee who is an employee or consultant of the Corporation, if the Optionee's employment by the Corporation or a Related Corporation ceases due to the Corporation's termination of such Optionee's employment for cause, any unexercised portion of any Option held by the Optionee shall immediately expire.  For this purpose "cause" shall mean conviction of a felony or continued failure, after notice, by the Optionee to perform fully and adequately the Optionee's duties.

(g)  Neither the selection of any Key Person as an Optionee nor the granting of an Option to any Optionee under this Plan shall confer upon the Optionee any right to continue as a director, officer, employee or consultant of the Corporation, as the case may be, or be construed as a guarantee that the Optionee will continue as a director, officer, employee or consultant of the Corporation, as the case may be.

(h)  Each Option  shall be  exercised  in whole or in part by  delivering  to the office of the  Treasurer of the Corporation  written  notice of the number of shares with  respect to which the Option is to be  exercised  and by paying in full the purchase price for the Option Shares purchased as set forth in Section 8.

8.	PAYMENT FOR OPTION SHARES.

The Board of Directors shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  Such consideration may consist  entirely of: (i) cash; (ii) check;  (iii)  promissory  note; (iv) other shares which (A) in the case of shares acquired upon exercise of an option, have been owned by the  optionee  for more than six months on the date of  surrender, and (B) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option  shall be  exercised;  (v) consideration  received  by  the  Corporation  under  a  cashless  exercise  program implemented by the Corporation in connection  with the Plan; (vi) a reduction in the amount of any Corporation liability to the optionee;  (vii) such other consideration and method of payment  for the  issuance  of shares to the extent  permitted  by applicable laws; or (viii) any combination of the foregoing methods of payment.

9.	INCENTIVE STOCK OPTIONS.

(a)  The Board may, from time to time, and subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, grant to any Key Person who is an employee eligible to receive Options one or more Incentive Stock Options to purchase the number of shares of Common Stock allotted by the Board.

(b) The Option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be no less than the Fair Market Value of a share of Common Stock on the Date of Grant of the Incentive Stock Option.

(c)  The Option term of each  Incentive  Stock Option shall be  determined by the Board and shall be set forth in the Option  Agreement,  provided that the Option term shall commence no sooner than from the Date of Grant and shall terminate no later  than five (5) years  from the Date of Grant and shall be  subject  to  possible early termination as set forth in Section 7 hereinabove.

10.	CHANGES IN COMMON STOCK, ADJUSTMENTS, ETC.

In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Corporation, or, if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation,  reorganization,  recapitalization, stock dividends, reclassification, split-up, combination of shares or otherwise), then there shall be substituted for each share of Common Stock that is subject to the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) shall be so changed or for which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or for which each such share shall be exchanged. Any securities so substituted shall be subject to similar successive adjustments.

In the  event of any such  changes  or  exchanges,  the  Board  shall  determine whether,  in order to prevent  dilution or enlargement of rights,  an adjustment should  be made in the  number,  kind,  or option  price of the  shares or other securities then subject to an Option or Options granted pursuant to the Plan and the Board shall make any such adjustment, and such  adjustments shall be made and shall be effective and binding for all purposes of the Plan.

11.	RELATIONSHIP OF EMPLOYMENT.

Nothing contained in the Plan, or in any Option  granted  pursuant to the Plan, shall  confer upon any  Optionee  any right with  respect to  employment  by the Corporation,  or interfere in any way with the right of the Corporation to terminate the Optionee's employment or services at any time.

12.	NON-TRANSFERABILITY OF OPTION.

No Option granted under the Plan shall be transferable  by the Optionee,  either voluntarily  or  involuntarily,  except  by will  or the  laws  of  descent  and distribution, and any attempt to do so shall be null and void.

13.	RIGHTS AS A STOCKHOLDER.

No Option granted under the Plan shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution, and any attempt to do so shall be null and void.

14.	SECURITIES LAWS REQUIREMENTS.

No Option Shares shall be issued unless and until, in the opinion of the Corporation, any applicable registration requirements of the United States Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with. Each Option and each Option Share certificate may be imprinted with legends reflecting federal and state securities laws restrictions and conditions, and the Corporation may comply therewith and issue "stop transfer" instructions to its transfer agent and registrar in good faith without liability.

15.	DISPOSITION OF OPTION SHARES.

Each Optionee, as a condition of exercise, shall represent, warrant and agree, in a form of written certificate approved by the Corporation, as follows:  (i) that all Option  hares are being  acquired solely for his own  account  and not on behalf of any other person or entity; (ii) that no Option Shares will be sold or otherwise  distributed in violation of the United States Securities Act of 1933, as amended, or any other applicable federal or state securities laws; and (iii) that if the Key Person is subject to reporting requirements under Section  16(a) of the United States Securities Act of 1934,  as amended,  e will (a) furnish the Corporation with a copy of each Form 4 filed by him and (b) timely file all reports required under the federal  securities  laws;

16.	EFFECTIVE DATE OF PLAN; TERMINATION DATE OF PLAN.

The Plan shall be deemed effective as of May 14, 2007. The Plan shall terminate at midnight on May 13, 2017 except as to Options previously granted and outstanding under the Plan at the time.  No Options shall be granted after the date on which the Plan terminates.  The Plan may be abandoned or  terminated at any  earlier  time  by the  Board,  except  with  respect  to any  Options  then outstanding under the Plan.

17.	OTHER PROVISIONS.

The following provisions are also in effect under the Plan:

(a)  the use of a  masculine  gender in the Plan  shall also  include  within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary;

(b)  any expenses of administering the Plan shall be borne by the Corporation;

(c)  this Plan  shall  be  construed  to be in  addition  to any and all  other compensation plans or programs.  The adoption of the Plan by the Board shall not be construed as creating any  limitations on the power or authority of the Board to adopt such other additional  incentive or other compensation  arrangements as the Board may deem necessary or desirable; and

(d)  the validity, construction, interpretation, administration and effect of the Plan and of its rules and  regulations,  and the rights of any and all personnel having or claiming to have an interest therein or thereunder  shall be governed by and  determined  exclusively  and solely in  accordance  with the laws of the State of Texas.

This Plan is dated and made effective as approved by the Board of Directors.

BY ORDER OF THE BOARD OF DIRECTORS OF
IMAGIN MOLECULARCORPORATION

/s/ Joseph G. Oliverio
Joseph G. Oliverio, Chairman